UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 4, 2011
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Joinder to the Partnership Agreement
On March 4, 2011, Equity LifeStyle Properties, Inc. (the “Company”) contributed 8,000,000 cancelled preferred units of MHC Operating Limited Partnership, the Company’s operating partnership (the “Operating Partnership”) consisting of the 6,000,000 8.0625% Series D Cumulative Redeemable Perpetual Preference Units (the “Series D Units”) and the 2,000,000 7.95% Series F Cumulative Redeemable Perpetual Preference Units (the “Series F Units” and together with the Series D Units, the “Preferred Units”) to MHC Trust, the general partner (the “General Partner”), of the Operating Partnership, in exchange for the issuance to the Company of an aggregate of 8,000,000 shares of 8.034% Series G Cumulative Redeemable Perpetual Preferred Stock, with a liquidation preference of $25.00 per share (the “Series G Preferred Stock”) by the General Partner in connection with the underwritten secondary public offering described in the Company’s Current Report on Form 8-K filed on March 4, 2011. The Series G Preferred Stock has economic terms that are substantially similar to the Company’s 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”).
On March 4, 2011, the General Partner contributed the Preferred Units to the Operating Partnership in exchange for the issuance to the General Partner of 8,000,000 8.034% Series G Cumulative Redeemable Perpetual Preference Units, with a liquidation preference of $25.00 per unit (the “Series G Preferred Units”) by the Operating Partnership. In connection therewith, the General Partner executed that certain 8.034% Series G Cumulative Redeemable Perpetual Preference Units Term Sheet and Joinder to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Joinder”). The Series G Preferred Units have economic terms that are substantially similar to the Company’s Series A Preferred Stock.
The Operating Partnership’s Series G Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership, senior to the common units of limited partnership interest of the Operating Partnership, on parity with other partnership units of the Operating Partnership the terms of which place them on parity with the Series G Preferred Units, and junior to all partnership units of the Operating Partnership the terms of which specifically provide that such partnership units rank senior to the Series G Preferred Units. The new Series G Preferred Units have an aggregate dividend, per share liquidation preference and rank substantially similar to the Preferred Units cancelled in the above described transactions.
The preceding description is qualified in its entirety by reference to the Joinder, a copy of which is attached hereto as Exhibit 10.47 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The issuance of the Series G Preferred Units by the Operating Partnership to the General Partner, and the issuance of the Series G Preferred Stock by the General Partner to the Company, as described above, are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those recently acquired);

•	our ability to maintain historical rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our assumptions about rental and home sales markets;

•	in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	the completion of future acquisitions, if any, and timing with respect thereto and the effective integration and successful realization of cost savings;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of agreements with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.47*	8.034% Series G Cumulative Redeemable Perpetual Preference Units Term Sheet and Joinder to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer

Date: March 10, 2011